UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2002

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware                                    03-0339228

(Jurisdiction of Incorporation)                   (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant's principal executive office)

(802) 244-5621

(Registrant's telephone number)

Item 5. Other Events

On February 5, 2002, Green Mountain Coffee, Inc. (the "Company") issued a press release announcing that it has acquired options (the "Options") to purchase issued and outstanding shares of preferred and common stock of Keurig, Incorporated, a Delaware corporation ("Keurig") and the manufacturer of the Keurig® Premium Coffee System. Keurig is a privately-held company and none of its securities have been registered pursuant to the Exchange Act of 1934, as amended.
A copy of the form of Stock Option Agreement is filed as Exhibit 99.01 and a copy of the aforementioned press release is filed as Exhibit 99.02 and each document is incorporated by reference herein.

Item 7(c). Exhibits

Exhibit 99.1 Form of Stock Option Agreement

Exhibit 99.2 Press Release dated February 5, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE, INC.

By: /s/ Robert P. Stiller

Robert P. Stiller

Chief Executive Officer

Date: February 5, 2002

EXHIBIT INDEX

Exhibit 99.1 Form of Stock Option Agreement

Exhibit 99.2 Press Release dated February 5, 2002.